Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm in this Amended Registration Statement on Form S-1 (No. 333-173165) of Crowdgather, Inc. for the registration of 6,354,151 shares of its common stock and to the incorporation therein of our report dated July 24, 2014, with respect to the financial statements of Crowdgather, Inc., and to the reference to our firm under the caption “Experts” in the Prospectus.

Q Accountancy Corporation

/s/ Q Accountancy Corporation
Irvine, California
September 3, 2014